UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2021

Transphorm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55832	82-1858829
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Castilian Drive
Goleta, CA 93117
(Address of principal executive offices, including zip code)
(805) 456-1300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Common Stock and Warrants

On November 5, 2021, Transphorm, Inc. (the “Company”) entered into a series of securities purchase agreements (each, a “Purchase Agreement”) with nine accredited investors (the “Purchasers”), including KKR Phorm Investors L.P. (“Phorm”), pursuant to which the Company issued and sold to the Purchasers (i) an aggregate of 4,600,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $5.00 per share (the “First Closing Shares”) and (ii) warrants to purchase an aggregate of 958,334 shares of Common Stock (the “First Closing Warrants”), for aggregate gross proceeds of $23.0 million (the “Private Placement”). After payment of placement agent cash fees and expenses of the Private Placement, the Company received net proceeds of approximately $22.2 million. On November 9, 2021, the Company issued a press release announcing the closing of the Private Placement. A copy of this press release is filed herewith as Exhibit 99.1.

The First Closing Warrants have an exercise price of $6.00 per share, provide for a cashless exercise feature, and are exercisable until the third anniversary of the date of issuance. Of the First Closing Shares and First Closing Warrants, 1,000,000 shares of Common Stock and warrants to purchase 208,333 shares of Common Stock, respectively, were issued to Phorm. Immediately prior to the issuance of the First Closing Shares and First Closing Warrants, Phorm beneficially owned approximately 47.3% of the outstanding Common Stock.

Pursuant to the Purchase Agreements, during the Second Investment Period (as described below), each Purchaser has the right (but not the obligation) (an “Option”), subject to the satisfaction of customary closing conditions, to purchase and acquire from the Company (i) additional shares of Common Stock at a purchase price of $5.00 per share (the “Second Closing Shares”) and (ii) additional warrants to purchase shares of Common Stock (the “Second Closing Warrants” and together with the First Closing Warrants, the “Warrants”). If and when issued, the Second Closing Warrants would have an exercise price of $6.00 per share, provide for a cashless exercise feature, and be exercisable until the third anniversary of the date of issuance of the First Closing Warrants. If the Options are exercised in full, the maximum number of Second Closing Shares and Second Closing Warrants that may be issued by the Company is 2,299,999 shares of Common Stock and warrants to purchase 479,168 shares of Common Stock

As set forth in the Purchase Agreements, the “Second Investment Period” begins on the date of the applicable Purchase Agreement and ends on the earliest to occur of: (i) the third anniversary of the applicable agreement; (ii) a Change in Control (as defined in the Purchase Agreements), provided that the Company has given the Purchaser at least 10 days’ prior written notice of such Change in Control; (iii) the tenth day after disclosure to the Purchaser of a Change in Control, but only if the Company has not given prior written notice of such Change in Control to the Purchaser in accordance with clause (ii); or (iv) the 90th day following the later of (A) the date on which a registration statement registering the resale of the First Closing Shares and the shares of Common Stock issuable upon exercise of the First Closing Warrants is declared effective by the Securities and Exchange Commission (the “SEC”), or (B) the date on which the Common Stock is first listed on Nasdaq.

Registration Rights Agreement

On November 5, 2021, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register: (i) the First Closing Shares and the shares of Common Stock issuable upon the exercise of the First Closing Warrants (collectively, the “First Closing Registrable Securities”) for resale, and (ii) in the event any Second Closing Shares or Second Closing Warrants are issued, to register such Second Closing Shares and the shares of Common Stock issuable upon the exercise of such Second Closing Warrants (collectively, the “Second Closing Registrable Securities” and together with the First Closing Registrable Securities, the “Registrable Securities”) for resale.

Under the terms of the Registration Rights Agreement, the Company is obligated, subject to certain exceptions, to (i) file a registration statement with the SEC covering the resale or other disposition of the Registrable Securities no later than 30 days after the issuance of the applicable securities, (ii) use its commercially reasonable efforts to cause such registration statement to become effective no later than 60 days after such registration statement is first filed with the SEC, and (iii) use its commercially reasonable efforts to keep such registration statement effective for up to three years after the date on which such registration statement is declared effective by the SEC.

In the event that the Company fails to timely file and obtain and maintain effectiveness of the registration statement, or if certain events occur with respect to the listing or trading of the Registrable Securities (such events, the “Registration Events”), the Company, subject to certain exceptions, will make payments to each holder of Registrable Securities, as liquidated damages, a cash sum calculated at a rate equal to 12% per annum of the aggregate purchase price paid by such holder pursuant to the Purchase Agreements with respect to such holder’s Registrable Securities that are affected by such Registration Event for the period during which such Registration Event continues to affect such Registrable Securities, provided that the maximum amount of liquidated damages that may be paid by the Company to a holder pursuant to such liquidated damages provisions will not exceed 5% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreements with respect to such holder’s Registrable Securities that are affected by all such Registration Events.

The foregoing summaries of the Purchase Agreements, Warrants and Registration Rights Agreement are qualified in their entirety by reference to the form of Purchase Agreement, form of Warrant, and form of Registration Rights Agreement, which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference.

The shares of Common Stock issued to the Purchasers, the Warrants and the Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. These securities were issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder as transactions not involving a public offering. The Purchasers are “accredited investors” as that term is defined in Rule 501 of Regulation D and represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The offer and sale of the securities were made without any general solicitation or advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant to Purchase Shares of Common Stock, issued November 5, 2021
10.1	Form of Securities Purchase Agreement, dated November 5, 2021
10.2	Form of Registration Rights Agreement, dated November 5, 2021
99.1	Press release dated November 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transphorm, Inc.

Dated: November 9, 2021	By:	/s/ Cameron McAulay
Cameron McAulay
Chief Financial Officer